Exhibit 99.1

Basin Water Receives Notice of Potential Delisting from the

Nasdaq Global Market due to Late Filing of Form 10-Q

Rancho Cucamonga, CA (August 20, 2008) – Basin Water, Inc. (NASDAQ:BWTR) announced today that the Company received a Nasdaq Staff Determination letter on August 14, 2008 indicating that the Company’s common stock is subject to potential delisting from The Nasdaq Global Market as of August 25, 2008 due to the Company’s failure to file its quarterly report on Form 10-Q for the quarter ended June 30, 2008 on a timely basis.

On August 11, 2008, the Company had previously announced a delay in the filing of its Form 10-Q for the quarter ended June 30, 2008 pending the completion of its Audit Committee’s review of the Company’s accounting for certain specific transactions. Because of this delay, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all reports and other documents filed or required to be filed with the SEC.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination and request continued listing on The Nasdaq Global Market until the Company files its Form 10-Q for the quarter ended June 30, 2008. In its determination letter, the Nasdaq Staff informed the Company that this hearing request will stay the delisting of the Company’s common stock, and shares of the Company’s common stock will continue trading on The Nasdaq Global Market, pending the Panel’s decision. However, there can be no assurance the Panel will grant the Company’s request for continued listing.

About Basin Water

Basin Water, Inc. is a provider of reliable, long-term process solutions for a range of clients, which includes designing, building and implementing systems for the treatment of contaminated groundwater, the treatment of wastewater, waste reduction and resource recovery. Basin Water employs treatment technologies including its own proprietary, scalable ion-exchange wellhead treatment system, along with a host of other treatment technologies designed to meet customer needs in an efficient, flexible and cost effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the Company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the results of the Audit Committee’s internal inquiry regarding the Company’s accounting, negative reactions from the Company’s stockholders, creditors or customers to the delay in providing financial information, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market (including delisting), the SEC, any other governmental agency, or other parties related to the Company or its delay in

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com providing financial information, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts, the Company’s ability to identify and consummate other acquisition opportunities that improve the Company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the Company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the Company’s ability to protect its intellectual property, regulatory approvals of the Company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the Company’s ability to attract and retain qualified personnel and management members, the Company’s ability to manage its capital to meet future liquidity needs, changes in the Company’s management and board of directors and the timing of the Company’s stock repurchases, if any. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events.

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Contact:

Basin Water, Inc.

W. Christopher Chisholm

Vice President & Chief Financial Officer

909 481-6800

www.basinwater.com

SOURCE: Basin Water, Inc.

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com